                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS

Think New Ideas, Inc.
New York, New York

  We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 23, 1996, except for Notes 5, 8, 10 and 12, which are as of November 1996, relating to the consolidated financial statements of Think New Ideas, Inc., which is contained in that Prospectus.

  We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          BDO Seidman, LLP

New York, New York

November 12, 1996